UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

Integral Vision, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State of other Jurisdiction of Incorporation)	0-12728 (Commission File Number)	38-2191935 (I.R.S. Employer Identification No.)

49113 Wixom Tech Drive, Wixom, Michigan (Address of principal executive offices)		48393 (Zip Code)

Registrant’s telephone number, including area code: 248-668-9230

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of September 17, 2008, the Board of Directors of Integral Vision, Inc. (the “Company”) has granted the following restricted shares of common stock of the Company and stock options of the Company, as authorized under the 2008 Equity Incentive Plan of the Company, to certain officers of the Company, as follows:

1) Charles J. Drake, Chairman and Chief Executive Officer (Principal Executive Officer) of the Company, has been granted a) 500,000 restricted shares of the Company’s common stock that will vest on January 1, 2008; b) 500,000 restricted shares of the Company’s common stock that will vest upon the repayment of the Company’s Class 2 Notes as provided for in Section 8.11 of the Fifth Amended Note and Warrant Purchase Agreement (filed as Exhibit 4.10 to the Company’s Form 10-KSB for the year ended December 31, 2007); and c) a Non-Qualified Stock Option that vests immediately for the right to purchase 500,000 shares of the Company’s common stock for a per share exercise price equal to the closing price for a share of the Company’s common stock as listed on the OTC Bulletin Board as of September 17, 2008.

2) Mark R. Doede, President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, has been granted 184,000 restricted shares of the Company’s common stock that will vest upon the repayment of the Company’s Class 2 Notes as provided for in Section 8.11 of the Fifth Amended Note and Warrant Purchase Agreement.

3) Andrew Blowers, Chief Technology Officer of the Company, has been granted Incentive Stock Options for the right to purchase the following shares of the Company’s common stock: a) 168,000 shares, which option shall vest on December 31, 2008; b) 40,000 shares, which option shall vest on September 15, 2009; and c) 35,000 shares, which option shall vest on September 15, 2010. The per share exercise price for these shares shall be equal to the closing price for a share of the Company’s common stock as listed on the OTC Bulletin Board as of September 17, 2008.

4) Jeffrey Becker, Senior Vice President of the Company, has been granted Incentive Stock Options for the right to purchase the following shares of the Company’s common stock: a) 157,000 shares, which option shall vest on December 31, 2008; b) 75,000 shares, which option shall vest on September 15, 2009; and c) 25,000 shares, which option shall vest on September 15, 2010. The per share exercise price for these shares shall be equal to the closing price for a share of the Company’s common stock as listed on the OTC Bulletin Board as of September 17, 2008.

5) Paul M. Zink, Vice President of Applications Engineering of the Company, has been granted Incentive Stock Options for the right to purchase the following shares of the Company’s common stock: a) 175,000 shares, which option shall vest on December 31, 2008; and b) 25,000 shares, which option shall vest on September 15, 2009. The per share exercise price for these shares shall be equal to the closing price for a share of the Company’s common stock as listed on the OTC Bulletin Board as of September 17, 2008.

Effective as of January 1, 2009, the Company will grant to Mark Doede 116,000 restricted shares of the Company’s common stock that will vest upon the repayment of the Company’s Class 2 Notes as provided for in Section 8.11 of the Fifth Amended Note and Warrant Purchase Agreement. This grant is only effective if Mark Doede is an employee of the Company as of January 1, 2009.

See the Exhibits furnished with this Form 8-K, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1
Form of Fifth Amended and Restated Note and Warrant Purchase Agreement (filed as Exhibit 4.10 to registrant’s Form 10-KSB for the year ended December 31, 2007, SEC file 0-12728, and incorporated herein by reference).

99.1	Integral Vision, Inc. 2008 Equity Incentive Plan (filed as exhibit 10.5 to the registrant’s Form 10-KSB for the year ended December 31, 2008 and incorporated herein by reference).

99.2	Memorandum of Action by the Compensation Committee of the Board of Directors of Integral Vision, Inc. dated September 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL VISION, INC.

Dated: September 30, 2008	By:	/s/ Mark R. Doede
Mark R. Doede
President, Chief Operating Officer and Chief Financial Officer